Exhibit 23.1

                                                              ARTHUR ANDERSEN




As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                                    /s/ Arthur Andersen


Mexico City, D. F.
April 10, 2001